SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                       ______________
                          FORM S-8
                   REGISTRATION STATEMENT
                            under
                 THE SECURITIES ACT OF 1933

                                       TEXTRON INC
                     (Exact Name of Registrant as Specified in Its Charter)


Delaware                                05-0315468
(State  or Other Jurisdiction of             (I.R.S. Employer
Incorporation or Organization)               Identification No.)

                    40 Westminster Street
               Providence, Rhode Island 02903
     (Address of Principal Executive Offices) (Zip Code)

            TEXTRON 1994 LONG-TERM INCENTIVE PLAN
                  (Full Title of the Plan)

                   THOMAS D. SOUTTER, ESQ.
             Executive Vice President and General Counsel
                        Textron Inc.
                    40 Westminster Street
               Providence, Rhode Island  02903
           (Name and Address of Agent for Service)
                        401-421-2800
    (Telephone Number, Including Area Code, of Agent for
                          Service)


               CALCULATION OF REGISTRATION FEE


 Title of    Amount to    Proposed    Proposed    Amount of
Securities       be       Maximum     Maximum    Registrati
   to be     Registered   Offering   Aggregate     on Fee
Registered               Price Per    Offering
                           Share       Price

Common       5,000,000   $49.1875    $245,937,5  $84,806.03
Stock .125   shares      (1)         00 (1)      (1)
per value


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the reg- istration fee, on the basis of the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange Composite Tape on December 15, 1994.

                           PART II
                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


Item  3.    Incorporation of Documents by Reference

      The following documents are incorporated by reference in this registration statement:

    (a) Textron's Annual Report on Form 10-K for the fiscal year ended January 1, 1994.

    (b) Textron's Quarterly Reports on Form 10-Q for the quarters ended April 2, July 2, and October 1, 1994.

    (c) The descriptions of Textron's Common Stock and the associated Preferred Stock Purchase Rights which are contained in registration statements filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such descriptions.

      All documents subsequently filed by Textron and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item  4.    Description of Securities

         Inapplicable.

Item  5.    Interests of Named Experts and Counsel

         Inapplicable.

Item  6.    Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law and
Article XII of Textron's By-Laws contain provisions for indemnification of directors and officers in certain circumstances, which may include indemnity against expenses, including attorney's fees, and judgments, fines and amounts paid in settlement under the Securities Act of 1933. Also, Textron has obtained policies of directors' and officers' liability insurance which contain additional provisions for indemnification of directors and officers in certain circumstances and has entered into indemnity agreements with its directors and officers indemnifying them against certain liabilities arising out of their service as officers or directors of Textron and its affiliates.

Item  7      Exemption from Registration Claimed

         Inapplicable.

Item  8.    Exhibits

      4 Restated Certificate of Incorporation of Textron, as filed March 24, 1988, incorporated by reference to Exhibit 3.1 to Textron's Annual Report on Form 10-K for the fiscal year ended January 2, 1988.

      5    Opinion  and Consent of Thomas D. Soutter,  Esq.,
           Executive  Vice President and General Counsel  of
           Textron.

      23 Consent of Ernst & Young LLP; reference is made to Exhibit 5 for the consent of Thomas D.
           Soutter, Esq.

  24(a)    Power of Attorney
  24(b)    Certified  Resolutions  of  the  Board  of
           Directors of Textron

Item  9.    Undertakings

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To  include any prospectus required by  section
             10(a)(3) of the Securities Act of 1933;

         (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at hat time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 21st day of December, 1994.

                              TEXTRON INC.
                                  (Registrant)


                      By:.    /s/ W.Robert Kemp
                                  W. Robert Kemp
                                  Attorney-in-fact

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 21st day of December, 1994, by the following persons in the capacities indicated.

         Name                                       Title


          *
.........................
 (James  F.  Hardymon)       Chairman and Chief Executive Officer
                             (principal executive officer)
                             Director
          *
........................
 (Lewis  B.  Campbell)       President and Chief Operating
                             Officer, Director

          *
.......................
     (H. Jesse Arnelle)      Director

          *
.......................
    (R. Stuart Dickson)      Director


          *
.......................
       (B. F. Dolan)         Director

          *
.......................
    (Webb C. Hayes, III)     Director


          *
......................
    (John D. Macomber)       Director


          *
......................
 (Barbara Scott Preiskel)    Director


          *
......................
    (Sam F. Segnar)          Director


          *
......................
    (Jean Head Sisco)        Director


          *
......................
    (John W. Snow)           Director


          *
......................
    (Martin D. Walker)       Director


          *
......................
    (Thomas B. Wheeler)      Director


          *
......................
 (Richard A. McWhirter)      Executive Vice President
                             and Chief Financial Officer
                             (principal financial officer)

          *
......................
(William  P.  Janovitz)      Vice President and Controller
                             (principal accounting officer)



*By../s/ W. Robert Kemp..................
        W. Robert Kemp
         Attorney-in-fact

                        EXHIBIT INDEX


Exhibit No.              Description

4                        Restated       Certificate       of
                         Incorporation of Textron, as  filed
                         March  24,  1988,  incorporated  by
                         reference   to   Exhibit   3.1   to
                         Textron's Annual Report on Form 10-
                         K for the fiscal year ended January
                         2, 1988.

5                        Opinion  and Consent of  Thomas  D.
                         Soutter,   Esq.,   Executive   Vice
                         President  and General  Counsel  of
                         Textron.

23                       Consent  of  Ernst  &  Young   LLP;
                         reference is made to Exhibit 5  for
                         the  consent of Thomas D.  Soutter,
                         Esq.

24(a)                    Powers of Attorney
24(b)                    Certified Resolutions of the  Board
                         of Directors of Textron.